Exhibit 99.1

NEWS RELEASE	FLOTEK INDUSTRIES, INC.
FTK – AMEX Houston, Texas	September 5, 2007

FLOTEK INDUSTRIES, INC. ACQUIRES SOONER ENERGY SERVICES

HOUSTON, September 5, 2007,—Flotek Industries, Inc. (AMEX: FTK) a technology-driven growth company serving the oil, gas, and mining industries, announced the acquisition of Sooner Energy Services, Inc., for approximately $7.1 million cash.

Sooner Energy Services, Inc. (“SES”) develops, produces and distributes specialty chemical products and services for drilling and production of natural gas. Started in 1996 and headquartered in Norman, Oklahoma, SES operates from five locations throughout Oklahoma and Texas. SES manufactures and markets specialty production chemicals designed to maximize gas production—the current product lines include solid chemical foam sticks, liquid foaming agents, hydrogen sulfide scavengers, corrosion inhibitors, and water treatment products. SES offers hands-on field application knowledge and technical expertise to design and deliver product solutions for various well conditions. SES’s customers are natural gas producers, oilfield supply stores, drilling mud and other oilfield service companies for the North American natural gas industry.

Jerry D. Dumas, Sr., Chairman, President and Chief Executive Officer, stated, “I am very excited to bring Sooner Energy Services into the Flotek organization. The acquisition provides the platform and momentum for the broadening of our Specialty Chemical division’s field capability to sell and service production enhancement products and chemicals. We plan to expand SES’s product offerings to include, among other items, CESI Chemical’s line of proprietary biodegradable production foamers. Our combined companies’ goal is to provide a full line of specialty production chemicals to enhance hydrocarbon production rates and expand this service geographically.”

Flotek manufactures and markets innovative specialty chemicals, downhole drilling and production equipment, and manages automated bulk material handling, loading and blending facilities. It serves major and independent companies in the domestic and international oilfield service industry. For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements:

This Press Release contains forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc. business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section) and Form 10-Q, and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.

CONTACT:

Flotek Industries, Inc.

Rosalie Melia, Corporate Secretary

713.849.9911